Exhibit 99.1(a)

RIGHTS

CLARKSTON FINANCIAL CORPORATION
RIGHTS CERTIFICATE FOR SHARES OF COMMON STOCK, NO PAR VALUE PER
SHARE, OF CLARKSTON FINANCIAL CORPORATION
YOUR RIGHT TO EXERCISE YOUR RIGHTS EXPIRES AT 5:00 P.M.,
NEW YORK CITY TIME; ON ________________________, 2005.
YOU MAY NOT TRANSFER OR SELL THIS RIGHTS CERTIFICATE.
EACH RIGHT IS EXERCISABLE TO PURCHASE ONE SHARE
OF COMMON STOCK AT U.S. $_____________ IN CASH.

THIS RIGHTS CERTIFICATE MAY ONLY BE USED
TO PURCHASE SHARES OF COMMON STOCK.

REGISTERED OWNER:

NUMBER OF RIGHTS:

        You, as registered owner, are entitled to purchase the number of shares shown above pursuant to the basic subscription privilege. You are also entitled to exercise an over-subscription privilege. The terms and conditions of the rights, including the basic subscription privilege and the over-subscription privilege, are set forth in the prospectus dated _________________, 2005, which are incorporated by reference into this rights certificate. Any rights that are not exercised at the expiration of the rights offering will be deemed void and terminated.

        IMPORTANT: You must complete the form on the reverse side to exercise rights.

Date: ____________________, 2005

CONTINENTAL STOCK TRANSFER & TRUST COMPANY BY: —————————————— AS RIGHTS AGENT AND SUBSCRIPTION AGENT	CLARKSTON FINANCIAL CORPORATION EDWIN L. ADLER Chairman of the Board J. GRANT SMITH Chief Operating Officer

Exhibit 99.1(a) - 1

To:	CLARKSTON FINANCIAL CORPORATION c/o Continental Stock Transfer & Trust Company Reorganization Department 17 Battery Place, 8th Floor New York, NY 10004

        IF YOU ARE OUTSIDE THE UNITED STATES, NO OFFER OR INVITATION TO EXERCISE RIGHTS AND PURCHASE SHARES IS BEING MADE TO YOU, AND YOU MUST NOT ATTEMPT TO EXERCISE OR TRANSFER ANY RIGHTS. HOWEVER, YOU MAY EXERCISE YOUR RIGHTS, IF, ON OR PRIOR TO _____________________, 2005, YOU PROVIDE EVIDENCE THAT IS SATISFACTORY TO US THAT YOU FALL WITHIN THE PERMITTED CATEGORIES OF PERSONS DESCRIBED IN THE PROSPECTUS.

SECTION 1. TO EXERCISE RIGHTS TO PURCHASE SHARES

A.     Basic Subscription Privilege ____________________ x $__________     =     $____________

B.     Over-Subscription Privilege ____________________ x $__________     =     $____________

C.     Total Purchase Price Payment Required     =     $____________

By signing this rights certificate, I (we) on my (our) own behalf, and in respect of any person(s) on whose behalf, or under whose directions, I am (we are) signing this rights certificate, (i) acknowledge that I (we) received and read the prospectus dated __________________, 2005 relating to my (our) rights and that the terms and conditions of the rights as set forth in the prospectus have been incorporated by reference into this rights certificate; (ii) irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus; (iii) represent and warrant that I am (we are) (and any such person(s)) is (are) resident(s) of the United States or I am (we are) otherwise entitled to exercise or direct the exercise of my (our) rights as a non-U.S. holder; (iv) if I (we) have exercised my (our) rights to buy any shares pursuant to my (our) Over-Subscription Privilege (on Line B above), I (we) represent and certify that I (we) have fully exercised my (our) Basic Subscription Privilege by agreeing to purchase one share of common stock for every four shares of common stock that I (we) currently own (rounded down to the nearest whole number); and (v) agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Signature of each person in whose name this rights certificate has been issued:

_________________________________________________       _________________________________________________
(Must be signed by each registered holder(s) exactly as your name(s) appear on this rights certificate.)

Telephone Number: (_______) _________________________________________

Tax I.D. Number or Social Security Number: ______________________________

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, please provide the following information:

Name: _________________________________________________

Capacity: _________________________________________________

Address (including Zip Code): _________________________________________________

Telephone Number: (________) _________________________________________________

Complete the following only if your stock certificate is to be sent to an address other than the address to which this Shareholder Rights was sent:

Name: _________________________________________________

Address (including Zip Code): _________________________________________________

Telephone Number: (_______) _________________________________________________

Exhibit 99.1(a) - 2